EXHIBIT 99

Public Service Enterprise Group 80 Park Plaza Newark, NJ 07102

CONTACTS:
Media Relations	Investor Relations
Marijke Shugrue	Carlotta Chan
908-531-4253	973-430-6565
Marijke.Shugrue@pseg.com	Carlotta.Chan@pseg.com

PSEG Announces Third Quarter 2023 Results

$0.27 Per Share Net Income

$0.85 Per Share Non-GAAP Operating Earnings

Re-Affirms Full-Year 2023 Non-GAAP Operating EPS Guidance Range of $3.40 - $3.50

(NEWARK, N.J. – October 31, 2023) Public Service Enterprise Group (NYSE: PEG) reported third quarter 2023 Net Income of $139 million, or $0.27 per share, compared to Net Income of $114 million, or $0.22 per share, for the third quarter 2022. Non-GAAP Operating Earnings for the third quarter of 2023 were $425 million, or $0.85 per share, compared to non-GAAP Operating Earnings of $429 million, or $0.86 per share for the third quarter of 2022. Non-GAAP results for the third quarter of 2023 and 2022 exclude items shown in Attachments 8 and 9.

“PSEG posted solid operating and financial results for the third quarter, and is on pace to achieve our guidance for full-year, 2023 non-GAAP Operating Earnings of $3.40 to $3.50 per share – which we are re-affirming today. PSE&G invested approximately $1 billion in capital spending during the third quarter, bringing the year-to-date spend to $2.7 billion. For the full-year 2023, capital spend is expected to total $3.7 billion, slightly higher than our original plan of $3.5 billion, ahead of scheduled execution on our Clean Energy Future-Energy Efficiency and Infrastructure Advancement Programs. This work is helping our customers to save energy and lower their bills, upgrading the ‘Last Mile’ of our system, as well as adding new electric infrastructure due in part to an increase in EV penetration. These critical New Jersey energy investments support our rate base growth trajectory of 6% to 7.5% through 2027 – and our long-term, non-GAAP Operating Earnings growth rate of 5% to 7% over the same period,” said Ralph LaRossa, PSEG’s chair, president and CEO.

LaRossa added, “We continue to execute on PSEG’s improved business strategy. Earlier in October, the New Jersey Board of Public Utilities (BPU) approved a settlement to extend PSE&G’s Gas System Modernization Program II (GSMP) through 2025 for approximately $900 million to replace 400 miles of cast iron and unprotected steel main at a higher run rate than our prior programs. In addition, consistent with on-going efforts to streamline and increase the predictability of our business profile, we completed the previously announced pension ‘lift-out’ in August, and the sale of Kalaeloa, our last fossil fuel generating unit, in July.”

The following tables provide a reconciliation of PSEG’s Net Income to non-GAAP Operating Earnings for the third quarter. See Attachments 8 and 9 for a complete list of items excluded from Net Income in the determination of non-GAAP Operating Earnings.

1

PSEG Consolidated (unaudited)

Third Quarter Comparative Results

	Income		Diluted Earnings Per Share
($ millions, except per share amounts)	2023	2022	2023	2022
Net Income	$139	$114	$0.27	$0.22
Reconciling Items	286	315	0.58	0.64
Non-GAAP Operating Earnings	$425	$429	$0.85	$0.86
Average Shares			500	500

Results and Outlook by Operating Subsidiary

Public Service Electric and Gas

Third Quarter Comparative Results

($ millions, except per share amounts)	2023	2022	Change
Net Income	$401	$399	$2
Net Income Per Share (EPS)	$0.80	$0.80	—
Non-GAAP Operating Earnings	$403	$399	$4
Non-GAAP Operating EPS	$0.80	$0.80	—

PSE&G benefited from growth in Transmission and Distribution margins resulting from continued investment in infrastructure replacement and clean energy programs, as well as lower operating and maintenance expense. These improvements were offset by lower pension income and other postretirement benefit (OPEB) credits and incremental depreciation and interest expense related to higher investment. The Conservation Incentive Program (CIP) continues to effectively offset the impact of volumetric changes in electric and gas sales due to variables such as energy efficiency savings, net metered solar, weather and general economic conditions.

PSE&G’s forecast of non-GAAP Operating Earnings for 2023 is unchanged at $1,500 million - $1,525 million, which reflects lower pension income and OPEB credits compared to 2022, offset by the combined benefit of investments with recovery mechanisms, the predictability of utility margin from CIP, and the BPU pension accounting order for full-year 2023.

PSEG Power & Other

Third Quarter Comparative Results

($ millions, except per share amounts)	2023	2022	Change
Net Loss	$(262)	$(285)	$23
Net Loss Per Share (EPS)	$(0.53)	$(0.58)	$0.05
Non-GAAP Operating Earnings	$22	$30	$(8)
Non-GAAP Operating EPS	$0.05	$0.06	$(0.01)

PSEG Power & Other results for the quarter reflect a continued improvement in energy margin from lower cost-to-serve hedges, and were offset by a reduction in capacity revenues, lower pension income and OPEB credits, and higher interest expense compared with third quarter 2022.

2

The full-year 2023 forecast for PSEG Power & Other non-GAAP Operating Earnings is unchanged at $200 million - $225 million. During August 2023, PSEG completed a “lift-out” of approximately $1 billion of pension obligations and associated plan assets. As a result of the transaction, PSEG recognized a one-time settlement charge of $332 million ($239 million, net of tax) in the third quarter of 2023 related to the immediate recognition of unamortized net actuarial loss associated with the portion of the pension involved in the transaction, which was within the previously estimated range.

###

PSEG will host a conference call to review its third quarter 2023 results, earnings guidance, and other matters with the financial community at 11 a.m. ET today. You can register to access this event by visiting https://investor.pseg.com/investor-news-and-events.

About PSEG

Public Service Enterprise Group (PSEG) (NYSE: PEG) is a predominantly regulated infrastructure company focused on a clean energy future. Guided by its Powering Progress vision, PSEG aims to power a future where people use less energy, and it’s cleaner, safer and delivered more reliably than ever. PSEG’s commitment to sustainability is demonstrated in our net-zero 2030 climate vision and participation in the U.N. Race to Zero, as well as our inclusion on the Dow Jones Sustainability North America Index and the list of America’s most JUST Companies. PSEG’s businesses include Public Service Electric and Gas Co. (PSE&G), PSEG Power and PSEG Long Island (https://corporate.pseg.com).

Non-GAAP Financial Measures

Management uses non-GAAP Operating Earnings in its internal analysis, and in communications with investors and analysts, as a consistent measure for comparing PSEG’s financial performance to previous financial results. Non-GAAP Operating Earnings exclude the impact of gains (losses) associated with the Nuclear Decommissioning Trust (NDT), Mark-to-Market (MTM) accounting and material one-time items.

See Attachments 8 and 9 for a complete list of items excluded from Net Income/(Loss) in the determination of non-GAAP Operating Earnings. The presentation of non-GAAP Operating Earnings is intended to complement, and should not be considered an alternative to the presentation of Net Income/(Loss), which is an indicator of financial performance determined in accordance with GAAP. In addition, non-GAAP Operating Earnings as presented in this release may not be comparable to similarly titled measures used by other companies.

Due to the forward-looking nature of non-GAAP Operating Earnings guidance, PSEG is unable to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure because comparable GAAP measures are not reasonably accessible or reliable due to the inherent difficulty in forecasting and quantifying measures that would be required for such reconciliation. Namely, we are not able to reliably project without unreasonable effort MTM and NDT gains (losses), for future periods due to market volatility. These items are uncertain, depend on various factors, and may have a material impact on our future GAAP results.

Forward-Looking Statements

Certain of the matters discussed in this report about our and our subsidiaries’ future performance, including, without limitation, future revenues, earnings, strategies, prospects, consequences and all other statements that are not purely historical constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. When used herein, the words “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” “potential,” “forecast,” “project,” variations of such words and similar expressions are intended to identify forward-looking statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Other factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in filings we make with the United States Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K. These factors include, but are not limited to:

•	any inability to successfully develop, obtain regulatory approval for, or construct transmission and distribution, and our nuclear generation projects;

•

the physical, financial and transition risks related to climate change, including risks relating to potentially increased legislative and regulatory burdens, changing customer preferences and lawsuits;

•

any equipment failures, accidents, critical operating technology or business system failures, severe weather events, acts of war, terrorism or other acts of violence, sabotage, physical attacks or security breaches, cyberattacks or other incidents that may impact our ability to provide safe and reliable service to our customers;

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•	any inability to recover the carrying amount of our long-lived assets;

•	disruptions or cost increases in our supply chain, including labor shortages;

•	any inability to maintain sufficient liquidity or access sufficient capital on commercially reasonable terms;

•	the impact of cybersecurity attacks or intrusions or other disruptions to our information technology, operational or other systems;

•	a material shift away from natural gas toward increased electrification and a reduction in the use of natural gas;

•	failure to attract and retain a qualified workforce;

•	inflation, including increases in the costs of equipment, materials, fuel and labor;

•	the impact of our covenants in our debt instruments and credit agreements on our business;

•	adverse performance of our defined benefit plan trust funds and Nuclear Decommissioning Trust Fund and increases in funding requirements and pension costs;

•	fluctuations in, or third party default risk in wholesale power and natural gas markets, including the potential impacts on the economic viability of our generation units;

•	our ability to obtain adequate nuclear fuel supply;

•	changes in technology related to energy generation, distribution and consumption and changes in customer usage patterns;

•	third-party credit risk relating to and purchase of nuclear fuel;

•	any inability to meet our commitments under forward sale obligations and Regional Transmission Organization rules;

•	reliance on transmission facilities to maintain adequate transmission capacity for our nuclear generation fleet;

•	the impact of changes in state and federal legislation and regulations on our business, including PSE&G’s ability to recover costs and earn returns on authorized investments;

•	PSE&G’s proposed investment programs may not be fully approved by regulators and its capital investment may be lower than planned;

•	our ability to advocate for and our receipt of appropriate regulatory guidance to ensure long-term support for our nuclear fleet;

•	adverse changes in and non-compliance with energy industry laws, policies, regulations and standards, including market structures and transmission planning and transmission returns;

•

risks associated with our ownership and operation of nuclear facilities, including increased nuclear fuel storage costs, regulatory risks, such as compliance with the Atomic Energy Act and trade control, environmental and other regulations, as well as financial, environmental and health and safety risks;

•	changes in federal and state environmental laws and regulations and enforcement;

•	delays in receipt of, or an inability to receive, necessary licenses and permits and siting approvals; and

•	changes in tax laws and regulations.

All of the forward-looking statements made in this report are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business, prospects, financial condition, results of operations or cash flows. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this report apply only as of the date of this report. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even in light of new information or future events, unless otherwise required by applicable securities laws.

The forward-looking statements contained in this report are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

From time to time, PSEG and PSE&G release important information via postings on their corporate Investor Relations website at https://investor.pseg.com. Investors and other interested parties are encouraged to visit the Investor Relations website to review new postings. You can sign up for automatic email alerts regarding new postings at the bottom of the webpage at https://investor.pseg.com or by navigating to the Email Alerts webpage here. The information on https://investor.pseg.com and https://investor.pseg.com/resources/email-alerts/default.aspx is not incorporated herein and is not part of this press release or the Form 8-K to which it is an exhibit.

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Attachment 1

Public Service Enterprise Group Incorporated

Consolidating Statements of Operations

(Unaudited, $ millions, except per share data)

	Three Months Ended September 30, 2023
	PSEG	Eliminations	PSE&G	PSEG Power & Other(a)
OPERATING REVENUES	$2,456	$(89)	$1,999	$546

OPERATING EXPENSES
Energy Costs	831	(89)	765	155
Operation and Maintenance	792	—	459	333
Depreciation and Amortization	282	—	244	38

Total Operating Expenses	1,905	(89)	1,468	526

OPERATING INCOME	551	—	531	20

Net Gains (Losses) on Trust Investments	(40)	—	—	(40)
Other Income (Deductions)	41	(2)	21	22
Net Non-Operating Pension and OPEB Credits (Costs)	(302)	—	30	(332)
Interest Expense	(185)	2	(128)	(59)

INCOME (LOSS) BEFORE INCOME TAXES	65	—	454	(389)

Income Tax Benefit (Expense)	74	—	(53)	127

NET INCOME (LOSS)	$139	$—	$401	$(262)

Reconciling Items Excluded from Net Income (Loss)(b)	286	—	2	284

OPERATING EARNINGS (non-GAAP)	$425	$—	$403	$22

Earnings Per Share

NET INCOME (LOSS)	$0.27	$—	$0.80	$(0.53)

Reconciling Items Excluded from Net Income (Loss)(b)	0.58	—	—	0.58

OPERATING EARNINGS (non-GAAP)	$0.85	$—	$0.80	$0.05

	Three Months Ended September 30, 2022
	PSEG	Eliminations	PSE&G	PSEG Power & Other(a)
OPERATING REVENUES	$2,272	$(114)	$1,953	$433

OPERATING EXPENSES
Energy Costs	1,012	(114)	791	335
Operation and Maintenance	765	—	452	313
Depreciation and Amortization	270	—	229	41
(Gains) Losses on Asset Dispositions and Impairments	52	—	(1)	53

Total Operating Expenses	2,099	(114)	1,471	742

OPERATING INCOME	173	—	482	(309)

Income from Equity Method Investments	5	—	—	5
Net Gains (Losses) on Trust Investments	(97)	—	—	(97)
Other Income (Deductions)	43	(1)	25	19
Net Non-Operating Pension and OPEB Credits (Costs)	94	—	70	24
Interest Expense	(163)	1	(109)	(55)

INCOME (LOSS) BEFORE INCOME TAXES	55	—	468	(413)

Income Tax Benefit (Expense)	59	—	(69)	128

NET INCOME (LOSS)	$114	$—	$399	$(285)

Reconciling Items Excluded from Net Income (Loss)(b)	315	—	—	315

OPERATING EARNINGS (non-GAAP)	$429	$—	$399	$30

Earnings Per Share

NET INCOME (LOSS)	$0.22	$—	$0.80	$(0.58)

Reconciling Items Excluded from Net Income (Loss)(b)	0.64	—	—	0.64

OPERATING EARNINGS (non-GAAP)	$0.86	$—	$0.80	$0.06

(a)	Includes activities at PSEG Power, PSEG Long Island, Energy Holdings, PSEG Services Corporation and the Parent.
(b)	See Attachments 8 and 9 for details of items excluded from Net Income (Loss) to compute Operating Earnings (non-GAAP).

Attachment 2

Public Service Enterprise Group Incorporated

Consolidating Statements of Operations

(Unaudited, $ millions, except per share data)

	Nine Months Ended September 30, 2023
	PSEG	Eliminations	PSE&G	PSEG Power & Other(a)
OPERATING REVENUES	$8,632	$(797)	$5,954	$3,475

OPERATING EXPENSES
Energy Costs	2,517	(797)	2,300	1,014
Operation and Maintenance	2,279	—	1,348	931
Depreciation and Amortization	843	—	728	115

Total Operating Expenses	5,639	(797)	4,376	2,060

OPERATING INCOME	2,993	—	1,578	1,415

Income from Equity Method Investments	1	—	—	1
Net Gains (Losses) on Trust Investments	63	—	—	63
Other Income (Deductions)	132	(4)	65	71
Net Non-Operating Pension and OPEB Credits (Costs)	(245)	—	86	(331)
Interest Expense	(550)	4	(364)	(190)

INCOME BEFORE INCOME TAXES	2,394	—	1,365	1,029

Income Tax Expense	(377)	—	(141)	(236)

NET INCOME	$2,017	$—	$1,224	$793

Reconciling Items Excluded from Net Income(b)	(546)	—	12	(558)

OPERATING EARNINGS (non-GAAP)	$1,471	$—	$1,236	$235

Earnings Per Share

NET INCOME	$4.03	$—	$2.45	$1.58

Reconciling Items Excluded from Net Income (b)	(1.09)	—	0.02	(1.11)

OPERATING EARNINGS (non-GAAP)	$2.94	$—	$2.47	$0.47

	Nine Months Ended September 30, 2022
	PSEG	Eliminations	PSE&G	PSEG Power & Other(a)
OPERATING REVENUES	$6,661	$(935)	$5,905	$1,691

OPERATING EXPENSES
Energy Costs	3,022	(935)	2,389	1,568
Operation and Maintenance	2,310	—	1,349	961
Depreciation and Amortization	822	—	697	125
(Gains) Losses on Asset Dispositions and Impairments	90	—	(1)	91

Total Operating Expenses	6,244	(935)	4,434	2,745

OPERATING INCOME	417	—	1,471	(1,054)

Income from Equity Method Investments	16	—	—	16
Net Gains (Losses) on Trust Investments	(352)	—	(2)	(350)
Other Income (Deductions)	86	(1)	66	21
Net Non-Operating Pension and OPEB Credits (Costs)	282	—	211	71
Interest Expense	(450)	1	(319)	(132)

INCOME (LOSS) BEFORE INCOME TAXES	(1)	—	1,427	(1,428)

Income Tax Benefit (Expense)	244	—	(214)	458

NET INCOME (LOSS)	$243	$—	$1,213	$(970)

Reconciling Items Excluded from Net Income (Loss)(b)	1,178	—	—	1,178

OPERATING EARNINGS (non-GAAP)	$1,421	$—	$1,213	$208

Earnings Per Share

NET INCOME (LOSS)	$0.48	$—	$2.42	$(1.94)

Reconciling Items Excluded from Net Income (Loss)(b)	2.35	—	—	2.35

OPERATING EARNINGS (non-GAAP)	$2.83	$—	$2.42	$0.41

(a)	Includes activities at PSEG Power, PSEG Long Island, Energy Holdings, PSEG Services Corporation and the Parent.
(b)	See Attachments 8 and 9 for details of items excluded from Net Income (Loss) to compute Operating Earnings (non-GAAP).

Attachment 3

Public Service Enterprise Group Incorporated

Capitalization Schedule

(Unaudited, $ millions)

	September 30, 2023	December 31, 2022
DEBT
Commercial Paper and Loans	$695	$2,200
Long-Term Debt*	19,039	18,070

Total Debt	19,734	20,270

STOCKHOLDERS’ EQUITY
Common Stock	5,008	5,065
Treasury Stock	(1,384)	(1,377)
Retained Earnings	11,755	10,591
Accumulated Other Comprehensive Loss	(213)	(550)

Total Stockholders’ Equity	15,166	13,729

Total Capitalization	$34,900	$33,999

*	Includes current portion of Long-Term Debt

Attachment 4

Public Service Enterprise Group Incorporated

Condensed Consolidated Statements of Cash Flows

(Unaudited, $ millions)

	Nine Months Ended September 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$2,017	$243
Adjustments to Reconcile Net Income to Net Cash Flows
From Operating Activities	1,079	458

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	3,096	701

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(2,030)	(299)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(1,477)	(847)

Net Change in Cash, Cash Equivalents and Restricted Cash	(411)	(445)

Cash, Cash Equivalents and Restricted Cash at Beginning of Period	511	863

Cash, Cash Equivalents and Restricted Cash at End of Period	$100	$418

Attachment 5

Public Service Electric & Gas Company

Retail Sales

(Unaudited)

September 30, 2023

Electric Sales

Sales (millions kWh)	Three Months Ended	Change vs. 2022	Nine Months Ended	Change vs. 2022
Residential	4,518	(9%)	10,271	(9%)
Commercial & Industrial	7,133	(2%)	19,499	(3%)
Other	72	0%	241	(1%)

Total	11,723	(4%)	30,011	(5%)

Gas Sold and Transported

Sales (millions therms)	Three Months Ended	Change vs. 2022	Nine Months Ended	Change vs. 2022
Firm Sales
Residential Sales	94	15%	900	(13%)
Commercial & Industrial	102	13%	670	(11%)

Total Firm Sales	196	14%	1,570	(12%)

Non-Firm Sales*
Commercial & Industrial	280	(24%)	614	(20%)

Total Non-Firm Sales	280		614

Total Sales	476	(12%)	2,184	(14%)

*	Contract Service Gas rate included in non-firm sales

Weather Data*

	Three Months Ended	Change vs. 2022	Nine Months Ended	Change vs. 2022
THI Hours - Actual	14,176	(5%)	17,130	(12%)
THI Hours - Normal	12,722		16,902
Degree Days - Actual	28	(22%)	2,308	(23%)
Degree Days - Normal	19		3,024

*

Winter weather as defined by heating degree days (HDD) to serve as a measure for the need for heating. For each day, HDD is calculated as HDD = 65°F – the average hourly daily temperature. Summer weather is measured by the temperature-humidity index (THI), which takes into account both the temperature and the humidity to measure the need for air conditioning. Both measures use data provided by the National Oceanic and Atmospheric Administration based on readings from Newark Liberty International Airport. Comparisons to normal are based on twenty years of historic data.

Attachment 6

Nuclear Generation Measures

(Unaudited)

	GWh Breakdown		GWh Breakdown
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Nuclear - NJ	5,432	5,247	15,824	15,491
Nuclear - PA	2,706	2,721	8,447	8,435

	8,138	7,968	24,271	23,926

Attachment 7

Public Service Enterprise Group Incorporated

Statistical Measures

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Weighted Average Common Shares Outstanding (millions)
Basic	498	497	497	498
Diluted	500	500	500	501
Stock Price at End of Period			$56.91	$56.23
Dividends Paid per Share of Common Stock	$0.57	$0.54	$1.71	$1.62
Dividend Yield			4.0%	3.8%
Book Value per Common Share			$30.46	$26.67
Market Price as a Percent of Book Value			187%	211%

Attachment 8

Public Service Enterprise Group Incorporated

Consolidated Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	($ millions, Unaudited)
Net Income	$139	$114	$2,017	$243
(Gain) Loss on Nuclear Decommissioning Trust (NDT)
Fund Related Activity, pre-tax	42	98	(58)	355
(Gain) Loss on Mark-to-Market (MTM), pre-tax(a)	25	297	(1,043)	1,246
Pension Settlement Charge, pre-tax	332	—	332	—
Plant Retirements, Dispositions and Impairments, pre-tax(b)	—	3	—	17
Lease Related Activity, pre-tax	—	53	—	53
Exit Incentive Program (EIP), pre-tax	5	—	25	—
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(c)	(118)	(136)	198	(493)

Operating Earnings (non-GAAP)	$425	$429	$1,471	$1,421

PSEG Fully Diluted Average Shares Outstanding (in millions)	500	500	500	501

	($ Per Share Impact - Diluted, Unaudited)
Net Income	$0.27	$0.22	$4.03	$0.48
(Gain) Loss on NDT Fund Related Activity, pre-tax	0.09	0.20	(0.11)	0.71
(Gain) Loss on MTM, pre-tax(a)	0.05	0.60	(2.09)	2.49
Pension Settlement Charge, pre-tax	0.66	—	0.66	—
Plant Retirements, Dispositions and Impairments, pre-tax(b)	—	0.01	—	0.03
Lease Related Activity, pre-tax	—	0.10	—	0.10
EIP, pre-tax	0.01	—	0.05	—
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(c)	(0.23)	(0.27)	0.40	(0.98)

Operating Earnings (non-GAAP)	$0.85	$0.86	$2.94	$2.83

(a)	Includes the financial impact from positions with forward delivery months.
(b)	Nine months ended September 30, 2022 includes the results for fossil generation sold in February 2022.
(c)

Income tax effect calculated at the statutory rate except for qualified NDT related activity, which records an additional 20% trust tax on income (loss) from qualified NDT Funds, and lease related activity.

Attachment 9

PSE&G Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	($ millions, Unaudited)
Net Income	$401	$399	$1,224	$1,213
EIP, pre-tax	3	—	17	—
Income Taxes related to Operating Earnings (non-GAAP) reconciling items	(1)	—	(5)	—

Operating Earnings (non-GAAP)	$403	$399	$1,236	$1,213

PSEG Fully Diluted Average Shares Outstanding (in millions)	500	500	500	501

PSEG Power & Other Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	($ millions, Unaudited)
Net Income (Loss)	$(262)	$(285)	$793	$(970)
(Gain) Loss on NDT Fund Related Activity, pre-tax	42	98	(58)	355
(Gain) Loss on MTM, pre-tax(a)	25	297	(1,043)	1,246
Pension Settlement Charge, pre-tax	332	—	332	—
Plant Retirements, Dispositions and Impairments, pre-tax(b)	—	3	—	17
Lease Related Activity, pre-tax	—	53	—	53
EIP, pre-tax	2	—	8	—
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(c)	(117)	(136)	203	(493)

Operating Earnings (non-GAAP)	$22	$30	$235	$208

PSEG Fully Diluted Average Shares Outstanding (in millions)	500	500	500	501

(a)	Includes the financial impact from positions with forward delivery months.
(b)	Nine months ended September 30, 2022 includes the results for fossil generation sold in February 2022.
(c)

Income tax effect calculated at the statutory rate except for qualified NDT related activity, which records an additional 20% trust tax on income (loss) from qualified NDT Funds, and lease related activity.